Exhibit 5

CUTLER LAW GROUP
Attorneys at Law                                        M. Richard Cutler, Esq.*
3355 West Alabama, Suite 1150                           M Gregory Cutler, Esq.**
Houston, Texas 77098
(713) 888-0040 Tel  (800) 836-0714 Fax           *Admitted in California & Texas
www.cutlerlaw.com                                          **Admitted in Florida
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                                  July 1, 2010

Competitive Technologies, Inc.
777 Commerce Drive
Fairfield, CT 06825

Ladies and Gentlemen:

     You have requested our opinion as counsel for Competitive Technologies, Inc., a Delaware corporation (the "Company") in connection with the registration under the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder, and the public offering by the Company of 2,075,000 shares of Company common stock issuable in connection with the Common Stock Purchase Agreement between Competitive Technologies, Inc. and Crisnic Fund SA. This opinion is issued as to matters of the laws of the State of Delaware and as to the laws of the United States of America.

     We have examined the Company's Amendment No. 1 to the Registration Statement on Form S-1 in the form filed with the Securities and Exchange Commission on July 1, 2010 (the "Registration Statement"). We further have examined the Certificate of Incorporation, Bylaws, and applicable minutes of the Company as a basis for the opinion hereafter expressed.

     Based on the foregoing examination, we are of the opinion that, upon issuance and sale in the manner described in the Registration Statement, the shares of common stock covered by the Registration Statement will be legally issued, fully paid, and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement.

                              Very truly yours,

                              \s\ M. Richard Cutler
                              Cutler Law Group




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